GORDON SILVER
MARK S. DZARNOSKI
Nevada Bar No. 3398
Email: mdzarnoski@gordonsilver.com
500 N. Rainbow Blvd., Suite 120
Las Vegas, Nevada 89107
Tel: (702) 796-5555
Fax: (702) 369-2666
Attorneys for Plaintiff/Counterdefendant HPEV, Inc., and Third-Party Defendants Timothy J. Hassett, Quentin D. Ponder, Judson W. Bibb, and Theodore H. Banzhaf

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

HPEV, Inc., a Nevada corporation,

Plaintiff,

vs.

SPIRIT BEAR LIMITED, a Delaware corporation,

Defendant.

SPIRIT BEAR LIMITED, a Delaware corporation, on behalf of HPEV, INC., a Nevada corporation,

Third-Party Plaintiff,

vs.

TIMOTHY J. HASSETT, QUENTIN D. PONDER, JUDSON W. BIBB III, THEODORE H. BANZHAF, AND MARK M. HODOWANEC,

Third-Party Defendants.

and

HPEV, INC., a Nevada corporation,

Nominal Counterdefendant.

SPIRIT BEAR LIMITED, a Delaware corporation,

CASE NO. 2:13-cv-01548-JAD-GWF

~~[PROPOSED]~~ FINAL ORDER APPROVING DERIVATIVE ACTION SETTLEMENT AGREEMENT AND FOR DISMISSAL

Gordon Silver
Attorneys At Law
500 N. Rainbow Blvd.
Suite 120
Las Vegas, NV 89107
(702) 796-5555

Counterclaimant,

vs.

HPEV, INC., a Nevada corporation,)

Counterdefendant.

Pending before the Court is the final approval of the Derivative Action Settlement Agreement (the "DASA") entered into by and between the parties to this action. Based upon the pleadings and other papers filed with the Court and the arguments of counsel appearing herein, the Court enters the following Findings of Fact, Conclusions of Law and Order.

FINDINGS OF FACT

1. Spirit Bear and HPEV are parties to that certain Securities Purchase Agreement, dated as of December 14, 2012 (the "Purchase Agreement").

2. A dispute arose between Spirit Bear and HPEV in connection with the Purchase Agreement and other matters involving the ongoing management and operations of HPEV (the "Spirit Bear Dispute");

3. As a result of the Spirit Bear Dispute, the Parties became involved in this litigation which has involved both direct claims between Spirit Bear and HPEV (the "HPEV/SBL Direct Action") and derivative claims filed by Spirit Bear (the "SBL Derivative Action") against certain management directors and officers of HPEV, including Timothy J. Hassett, Quentin D. Ponder, Judson W. Bibb III, and Theodore H. Banzhaf[1] ("Third Party Defendants").

4. Spirit Bear and HPEV settled the HPEV/SBL Direct Action and that portion of the case has been dismissed [See Dkt. 178].

5. Spirit Bear, HPEV and the Third Party Defendants in the SBL Derivative Action entered into the DASA which agreement is subject to final approval of this Court.

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[1] Mark M. Hodowanec was previously dismissed from this action as a defendant. [Dkt. 150]

Gordon Silver
Attorneys At Law
500 N. Rainbow Blvd.
Suite 120
Las Vegas, NV 89107
(702) 796-5555

6. By Order dated February 20, 2015 [Dkt. 167], the Court preliminarily approved the DASA and directed that an approved Notice be sent to shareholders of record within ten (10) days of the February 20, 2015 Order. The Order further established an April 30, 2015 deadline for the filing of shareholder objections to the DASA.

7. On or about February 27, 2015, HPEV completed the timely mailing of the required Notice to shareholders of record.

8. No objections to the DASA were filed with the Court by on or before April 30, 2015.

9. On September 4, 2015, HPEV and the Third Party Defendants filed an Unopposed Motion to Set Fairness Hearing Re Derivative Lawsuit Settlement [Dkt. 173].

10. On September 10, 2015, the Court granted the Unopposed Motion to Set Fairness Hearing Re Derivative Lawsuit Settlement and ordered that a new approved Notice to be sent to shareholders of record advising them of the setting of the final fairness hearing for November 20, 2015. [Dkt. 180].

11. The new Notice of Fairness Hearing was timely mailed to shareholders of record on September 21, 2015.

12. On October 22, 2015, Peak Finance, LLC ("PEAK") filed a Motion to Intervene in this action seeking, among other things, approval to file a new derivative complaint herein.

13. At the November 20, 2015 fairness hearing, the Court denied PEAK's Motion to Intervene; however, the Court ordered additional briefing on certain issues which briefing has now been completed.

14. On April 20, 2016, a Stipulation was filed by HPEV, PEAK and Spirit Bear seeking permission of the Court for PEAK to withdraw its objection to the DASA.

15. On April 21, 2016, the Court entered an Order permitting the withdrawal of PEAK's objection to the DASA.

16. With the withdrawal of the PEAK objection, no shareholder has objected to the DASA.

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Gordon Silver
Attorneys At Law
500 N. Rainbow Blvd.
Suite 120
Las Vegas, NV 89107
(702) 796-5555

17. The DASA is fundamentally fair, reasonable, and adequate to the company and its shareholders; and it is not the product of fraud or overreaching by, or collusion among, the negotiating parties.

18. The derivative Plaintiff, Spirit Bear, is not receiving anything of value personally from the DASA. The settlement reached in the HPEV/SBL Direct Action was not substantively linked to the DASA.

19. The submission of the allegations contained in the derivative action to an Independent Directors Committee (the "IDC") as required by the DASA advances the general corporate principle that "(i)n managing the corporation's affairs, the board of directors may generally decide whether to take legal action on the corporation's behalf." *Shoen v. Sac Holding Corp.*, 122 Nev. 621, 632-633, 137 P.3d 1171, 1179, 2006 Nev. LEXIS 77, 18, 122 Nev. Adv. Rep. 57 (Nev. 2006).

20. The members of the IDC were not members of the HPEV Board at the time the complained of actions occurred and the verified derivative complaint on file herein does not allege any misconduct by any of them.

21. The members of the IDC were duly elected to the Board of HPEV by an election occurring on August 19, 2015 in which they each received the affirmative vote of a majority of the issued and outstanding shares in the company.

22. Within the context of the allegations set forth in the derivative complaint, the IDC members are both independent and disinterested.

23. The members of the IDC are independent in that, among other things, no single defendant or combination of defendants had sufficient shares to elect them to the Board without the IDC members also receiving the votes of millions of shares of issued and outstanding shares from shareholders not affiliated with the Third Party Defendants and there is no evidence that any IDC member can be considered dominated by any Third Party Defendant based upon other business or familial relationships.

///

///

Gordon Silver
Attorneys At Law
500 N. Rainbow Blvd.
Suite 120
Las Vegas, NV 89107
(702) 796-5555

24. The members of the IDC are disinterested in that how they respond to the matters set forth in the derivative complaint will not cause them to gain or lose anything of material value "in the context of the director's economic circumstances, as to have made it improbable that the director could perform her fiduciary duties to the ... shareholders without being influenced by her overriding personal interest." *In re General Motors Class H Shareholders Litig.*, Del.Ch., 734 A.2d 611, 617 (1999).

25. The allegations of the derivative complaint do not encompass any alleged wrongdoing associated with the issuance of warrants or options to the IDC members by the other Board members and the warrants or options held by the IDC members are deeply out of the money compared to the current market price of HPEV's shares such that the IDC members' decision will not cause them to gain or lose anything of material value in the context of their economic circumstances.

CONCLUSIONS OF LAW

1. Settlements of shareholder derivative actions are particularly favored because such litigation is "notoriously difficult and unpredictable." *In re NVIDIA Corp. Derivative Litig.*, 2008 U.S. Dist. LEXIS 117351, 7, 2008 WL 5382544 (N.D. Cal. Dec. 19, 2008) *citing In re AOL Time Warner Shareholder Derivative Litigation*, 2006 U.S. Dist. LEXIS 63260, *8 (S.D.N.Y. September 6, 2006); See also, *Schimmel v. Goldman*, 57 F.R.D. 481, 487 (S.D.N.Y. 1973); *Republic National Life Insurance Company v. Beasley*, 73 F.R.D. 658, 667 (S.D.N.Y. 1977)

2. In evaluating a settlement, a district court must determine whether the proposed settlement is "fundamentally fair, reasonable, and adequate." *See* Fed. R. Civ. P. 23(e); *Mego Fin. Corp. Sec. Litig.*, 213 F.3d 454, 458 (9th Cir. 2000); *Officers for Justice v. Civil Service Comm'n*, 688 F.2d 615, 625 (9th Cir. 1982). The Court should "ensure that the agreement is 'not the product of fraud or overreaching by, or collusion between, the negotiating parties.'" *In re NVIDIA Corp. Derivative Litig.*, 2008 U.S. Dist. LEXIS 117351, 9, 2008 WL 5382544 (N.D. Cal. Dec. 19, 2008) citing *Officers for Justice v. Civil Serv. Comm'n*, 688 F.2d 615, 625 (9th Cir. 1982); *see also In re Pacific Enterprises Securities Litigation*, 47 F. 3d 373, 377 (9th Cir. 1995); *Maher v. Zapata Corp.*, 714 F.2d 436, *455, 1983 U.S. App. LEXIS 16994, **57 (5th Cir. 1983) ("Before

Gordon Silver
Attorneys At Law
500 N. Rainbow Blvd.
Suite 120
Las Vegas, NV 89107
(702) 796-5555

approving the settlement of a shareholders' derivative action, however, the district court must determine that there has been no fraud or collusion in arriving at the settlement agreement, and that it is fair, reasonable, and adequate.") Parties to the settlement of a shareholders' derivative action are permitted great freedom in shaping the form of the settlement consideration. *Levin v. Mississippi River Corporation*, 59 F.R.D. 353, 367 n. 38 (S.D.N.Y., 1973), aff'd sub nom., *Wesson v. Mississippi River Corporation*, 486 F.2d 1398 (2d Cir., 1973), cert. denied, 414 U.S. 1112, 94 S. Ct. 843, 38 L. Ed. 2d 739 (1973). "The fact that the form of the settlement decided upon is somewhat unusual in that it includes some benefits which cannot be evaluated in financial terms does not militate against its acceptance. . . ." *Levin*, 59 F.R.D. at 367 n. 38. Thus, a settlement may fairly, reasonably, and adequately serve the best interest of a corporation, on whose behalf the derivative action is brought, even though no direct monetary benefits are paid by the defendants to the corporation. *See Goldman v. Northrop Corporation*, 603 F.2d 106, 108-09 (9th Cir, 1979); *Lewis v. Anderson*, 81 F.R.D. 436, 438-39 (S.D.N.Y.1978); *Milstein v. Werner*, 57 F.R.D. 515, 521-23 (S.D.N.Y., 1972); See also *Hill v. Art Rice Realty Co.*, 66 F.R.D. 449, 453 (N.D.Ala.1974), aff'd, 511 F.2d 1400 (5th Cir.1975) ("it does not follow as a matter of course, that money must be paid to make every settlement a reasonable one").

3. "Notice of a proposed settlement, voluntary dismissal or compromise must be given to shareholders or members in the manner that the court orders." Fed. R. Civ. P. 23.1(c). The notice requirement ensures that "dismissal of the derivative suit is in the best interests of the corporation and the absent stockholders." *Papilsky v. Berndt*, 466 F. 2d 251, 258 (2d Cir. 1972) (citing *Norman v. McKee*, 431 F. 2d 769, 774 (9th Cir. 1970), cert. denied, 401 U.S. 912, 91 S. Ct. 879, 27 L. Ed. 2d 811 (1971)). "More specifically, notice and court approval of settlements under Rule 23.1 discourage private settlements under which the plaintiff-stockholder and his attorney profit to the exclusion of the corporation and nonparty stockholders." *Papilsky*, 466 F. 2d at 258 (citations omitted). In this way the notice requirement guards against collusive settlement practices. *Id.* Courts also recognize the need for notice to prevent "dismissals which are due primarily if not entirely to the named plaintiff's change in heart about prosecuting the action." *Cramer v. General Telephone & Electronics Corp.*, 582 F. 2d 259, 269 (3d Cir. 1978).

Gordon Silver
Attorneys At Law
500 N. Rainbow Blvd.
Suite 120
Las Vegas, NV 89107
(702) 796-5555

4. In determining whether IDC members are appropriate corporate representatives to investigate and respond to the allegations contained in the verified complaint on file herein, the proper test to apply is that set forth in Rales v. Blasband, 634 A.2d 927 (Del.1993). The Rales test considers whether the particularized factual allegations create a reasonable doubt that the majority of the board or committee considering the alleged wrongdoing can properly exercise its independent and disinterested business judgment in responding to a demand. Rales, 634 A.2d at 934.

5. Director self-interest exists when the decision to be made "will have a materially detrimental impact on a director, but not on the corporation and the stockholders." Rales v. Blasband, 634 A.2d 927, 936 (Del.1993). It is not enough to establish the interest of a director by alleging that he received *any* benefit not equally shared by the stockholders. Such benefit must be alleged to be *material* to that director. Cede & Co. v. Technicolor, Inc., 634 A.2d 345, 363 (1993). Materiality means that the alleged benefit was significant enough "*in the context of the director's economic circumstances,* as to have made it improbable that the director could perform her fiduciary duties to the ... without being influenced by her overriding personal interest." In re General Motors Class H Shareholders Litig., Del.Ch., 734 A.2d 611, 617 (1999).

6. On the separate question of independence, "[i]ndependence means that a director's decision is based on the corporate merits of the subject before the board rather than extraneous considerations or influences." Aronson v. Lewis, 473 A.2d 805, 816 (Del.1984). This lack of independence can be shown when a plaintiff pleads facts that establish "that the directors are 'beholden' to [the controlling person] or so under their influence that their discretion would be sterilized." Rales, 634 A.2d at 936; see also Aronson, 473 A.2d at 815 (stating that one way to allege successfully that an individual director is under the control of another is by pleading "such facts as would demonstrate that through personal or other relationships the directors are beholden to the controlling person").

7. In determining either a director's interest or lack of independence, the Court applies a subjective "actual person" standard to determine whether a *particular* director's interest is material and debilitating or that he lacks independence because he is controlled by another .

Gordon Silver
Attorneys At Law
500 N. Rainbow Blvd.
Suite 120
Las Vegas, NV 89107
(702) 796-5555

Aronson, 473 A.2d at 816 (citation omitted) (quoting Kaplan v. Centex Corp., Del.Ch., 284 A.2d 119, 123 (1971))

8. "(I)n making a business decision, disinterested directors may invoke the business judgment rule's protections. In other words, even a bad decision is generally protected by the business judgment rule's presumption that the directors acted in good faith, with knowledge of the pertinent information, and with an honest belief that the action would serve the corporation's interests." *Shoen v. Sac Holding Corp.*, 122 Nev. 621, 636, 137 P.3d 1171, 1181, 2006 Nev. LEXIS 77, 27, 122 Nev. Adv. Rep. 57 (Nev. 2006)

9. A committee of independent directors has the power to cause a pending derivative suit to be dismissed in a context wherein a prior demand on the board of directors was excused. *Zapata Corp. v. Maldonado*, Del.Supr., 430 A.2d 779 (1981). *See also* Abbey v. Computer & Communications Technology Corp., 457 A.2d 368, 372, 1983 Del. Ch. LEXIS 390, 10-11 (Del. Ch. 1983).

ORDER

Based upon the above and foregoing Findings of Fact and Conclusions of Law and good cause appearing:

IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

The Derivative Action Settlement Agreement presented to the Court in this matter is APPROVED and is deemed fully and finally effective as of the date of this Order; and,

the derivative action filed in this matter is hereby DISMISSED, with prejudice.

IT IS SO ORDERED.

UNITED STATES DISTRICT COURT JUDGE

Dated: April 28, 2016

Gordon Silver
Attorneys At Law
500 N. Rainbow Blvd.
Suite 120
Las Vegas, NV 89107
(702) 796-5555

Anna Dang Diallo

From: cmecf@nvd.uscourts.gov
Sent: Tuesday, May 03, 2016 3:19 PM
To: cmecfhelpdesk@nvd.uscourts.gov
Subject: Activity in Case 2:13-cv-01548-JAD-GWF HPEV, Inc. v. Spirit Bear Limited et al Terminate Case

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United States District Court

District of Nevada

Notice of Electronic Filing

The following transaction was entered on 5/3/2016 at 3:18 PM PDT and filed on 5/2/2016
Case Name: HPEV, Inc. v. Spirit Bear Limited et al
Case Number: 2:13-cv-01548-JAD-GWF
Filer:
WARNING: CASE CLOSED on 05/02/2016
Document Number: 203

Docket Text:
ORDER. IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:The Derivative Action Settlement Agreement presented to the Court in this matter is APPROVED and is deemed fully and finally effective as of the date of this Order; and, the derivative action filed in this matter is hereby DISMISSED, with prejudice. Signed by Judge Jennifer A. Dorsey on 4/28/16. (Copies have been distributed pursuant to the NEF - PS)

2:13-cv-01548-JAD-GWF Notice has been electronically mailed to:

Mark S Dzarnoski adangdiallo@gordonsilver.com, mdzarnoski@gordonsilver.com

Maximiliano D. Couvillier, III (Terminated) mcouvillier@blacklobellolaw.com, blindsay@blacklobellolaw.com, skapadia@blacklobellolaw.com

Terry A. Coffing tcoffing@marquisaurbach.com, smong@marquisaurbach.com

Christine Ann Bricker cmurphy@Gtg.legal

Martin A. Muckleroy martin@muckleroylunt.com, brian@muckleroylunt.com

Ketan D Bhirud (Terminated) kbhirud@ag.nv.gov, TPlotnick@ag.nv.gov

Dylan T. Ciciliano dciciliano@gtg.legal, dciciliano@gmail.com, rpost@gtg.legal

Vincent J Vitatoe vvitatoe@maclaw.com, sboggs@maclaw.com

Stuart J. Guber sguber@faruqilaw.com

2:13-cv-01548-JAD-GWF Notice has been delivered by other means to:

The following document(s) are associated with this transaction:

Document description: Main Document
Original filename:n/a
Electronic document Stamp:
[STAMP dcecfStamp_ID=1101333072 [Date=5/3/2016] [FileNumber=7590315-0]
[5848f05ab95bb5ef69acdd745ede4c299d923bf5b4bce36dadcf8210d88025103b8c
652e1ffe43dd2f6fb21667f294f95536898c04583f79a0569c1ed1009e41]]